Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA P: 331-332-5000 W: navistar.com

Media contact:	Lyndi McMillan, Lyndi.McMillan@Navistar.com, 331-332-3181
Analyst contact:	Ryan Campbell, Ryan.Campbell@Navistar.com, 331-332-7280
Web site:	www.Navistar.com/newsroom

NAVISTAR TO ANNOUNCE FISCAL 2016 FOURTH QUARTER FINANCIAL RESULTS ON TUESDAY, DECEMBER 20, 2016

LISLE, Ill. — December 12, 2016 — Navistar International Corporation (NYSE: NAV) today announced that it will report its fiscal 2016 fourth quarter financial results on Tuesday, December 20, 2016.

The company will host a conference call and present via a live webcast its fiscal 2016 fourth quarter financial results on Tuesday, December 20, at approximately 9:00 A.M. Eastern (8:00 A.M. Central). Speakers on the webcast will include Troy Clarke, President and Chief Executive Officer and Walter Borst, Executive Vice President and Chief Financial Officer, among other company leaders.

Those who wish to participate in the conference call may do so by dialing: (877) 303-3199. Additionally, the webcast can be accessed through the investor relations page of the company’s website at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the webcast to allow sufficient time for downloading any necessary software. The webcast will be available for replay at the same address approximately three hours following its conclusion and will remain available for a limited time.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com.

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